BlackRock Funds:
U.S. Treasury Money
Market Portfolio

File Number:

CIK Number:

For the
Period Ended:
09/30/08

Pursuant to Exemptive Order ICA Release No. 15520 dated
January 5, 1987, the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith
Incorporated, for the period October 1, 2007 through September 30, 2008.

                         PURCHASES (IN THOUSANDS)
TRANSACTION    FACE      SECURITY                   DUE
DATE          AMOUNT     DESCRIPTION      RATE      DATE

10/11/07      $50,000    TRI-PARTY        4.75     10/12/07
                         MERRILL
                         LYNCH & CO.,
                         INC

10/12/07      $50,000    TRI-PARTY        4.74     10/15/07
                         MERRILL
                         LYNCH & CO.,
                         INC

10/24/07      $70,000    TRI-PARTY        4.50     10/25/07
                         MERRILL
                         LYNCH & CO.,
                         INC

11/01/07      $75,000    TRI-PARTY        4.45     11/02/07
                         MERRILL
                         LYNCH & CO.,
                         INC

02/19/08      $40,000    TRI-PARTY        2.85     02/20/08
                         MERRILL
                         LYNCH & CO.,
                         INC